UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 10, 2016

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 10, 2016, the Board of Directors (the “Board”) of OSI Systems, Inc. (the “Company”) expanded the size of the Board to seven members and appointed Gerald Chizever as a member of the Board to fill the vacancy created, effective immediately.  Mr. Chizever was appointed to serve on the Board until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Chizever has been a partner at the law firm of Loeb & Loeb LLP since 2004.  Mr. Chizever serves as general corporate counsel for public and private companies, advising them in various matters, including business transactions, corporate governance and compliance with governmental regulations.  The Board appointed Mr. Chizever as a director, in part, because of his extensive corporate governance and compliance background, including his successful experience in highly-regulated industries.

The Board has determined that Mr. Chizever is independent within the meaning of the director independence standards of The NASDAQ Stock Market, as currently in effect. Loeb & Loeb advises the Company in various matters from time to time. The fees paid by the Company to Loeb & Loeb in each of the past three fiscal years were significantly below the applicable threshold outlined in The NASDAQ Stock Market guidelines for determining independence.

As a non-employee director of the Company, Mr. Chizever will be entitled to receipt of the same cash and equity compensation paid by the Company to each of its non-employee directors. In addition, the Company will enter into an indemnification agreement with Mr. Chizever in the Company’s standard form for directors and officers.

There are no arrangements or understandings between Mr. Chizever and any other person pursuant to which Mr. Chizever was elected as a director, and there are no transactions in which Mr. Chizever has an interest that would be reportable under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: October 14, 2016

	By:	/S/ VICTOR SZE
Victor Sze
Executive Vice President,
General Counsel, and Secretary

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